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                                                                    Exhibit 23.1


                       Consent of Independent Accountants



We consent to the incorporation by reference in the prospectus of Network Plus Corp., included in Amendment No. 3, dated December 23, 1998, to the registration statement on Form S-1 (No. 333-64663), of our report dated June 24, 1998, except for the information presented in notes 12 and 15, for which the dates are July 15, 1998 and September 3, 1998, respectively, on our audits of the financial statements of Network Plus, Inc., as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this prospectus. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in Item 21(b) of this Form S-1, and to the references to us under the headings "Independent Accountants", "Summary Financial Data" and "Selected Financial Data". However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Summary Financial Data" or "Selected Financial Data".





                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 23, 1998